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                                                                     EXHIBIT 12


                               MCA FINANCIAL CORP.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                         FISCAL YEAR ENDED JANUARY 31,
                                 --------------------------------------------------------------------
                                      1998        1997            1996          1995         1994
                                     ------      ------          ------        ------       ------
Income (Loss) Before Federal
   Income Taxes ..............   $ 4,520,035   $ 1,404,338   $ 1,127,530   $  (175,162)   $   972,185

Add:
  Portion of Rents
   Representative of
   the Interest Factor .......       368,478       273,840       216,360       134,075         72,234
  Interest on Indebtedness ...    16,941,032    11,426,082     7,565,044     6,018,518      4,428,925
  Amortization of
   Debt Expense ..............     1,109,683       957,956       687,390       421,189        286,009
                                 -----------   -----------   -----------   -----------    -----------

                                 $22,939,228   $14,062,216   $ 9,596,324   $ 6,398,620    $ 5,759,353
                                 ===========   ===========   ===========   ===========    ===========

Fixed Charges:
  Portion of Rents
   Representative of
   the Interest Factor .......   $   368,478   $   273,840   $   216,360   $   134,075    $    72,234
  Interest on Indebtedness ...    16,941,032    11,426,082     7,565,044     6,018,518      4,428,925
  Amortization of Debt Expense     1,109,683       957,956       687,390       421,189        286,009
                                 -----------   -----------   -----------   -----------    -----------

                                 $18,419,193   $12,657,878   $ 8,468,794   $ 6,573,782    $ 4,787,168
                                 ===========   ===========   ===========   ===========    ===========

Ratio of Earnings
   to Fixed Charges ..........         1.25x         1.11x         1.13x           n/a          1.20x

Deficiency of Earnings
   over Fixed Charges ........   $        --   $        --   $        --   $  (175,162)   $        --
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